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                                                                  EXHIBIT 23(B)


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated November 17, 1997 on our audits of the financial statements of Citation Corporation and subsidiaries as of September 28, 1997 and September 29, 1996 and for the years ended September 28, 1997, September 29, 1996 and October 1, 1995, which report is included in the Annual Report on Form 10-k for the fiscal year ended September 28, 1997.

                                       COOPERS & LYBRAND L.L.P.


                                       /s/ Coopers & Lybrand L.L.P.


Birmingham, Alabama
December 29, 1997